Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS THIRD QUARTER RESULTS

•	Earnings per diluted share: $4.12 from net income, $4.02 from adjusted operating income*

•	ROE 7.6% and adjusted operating ROE* 10.7% for the trailing twelve months

•	Deployed capital of $150 million into in-force and other transactions in the quarter

ST. LOUIS, October 30, 2019 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported third quarter net income of $262.8 million, or $4.12 per diluted share, compared with $301.2 million, or $4.68 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $256.3 million, or $4.02 per diluted share, compared with $259.4 million, or $4.03 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.02 per diluted share on net income and adjusted operating income as compared with the prior year.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2019	2018	2019	2018
Net premiums	$2,809,641	$2,562,042	$8,311,240	$7,739,053
Net income	262,765	301,199	634,970	605,803
Net income per diluted share	4.12	4.68	9.93	9.30
Adjusted operating income*	256,291	259,417	634,292	567,217
Adjusted operating income per diluted share*	4.02	4.03	9.92	8.71
Book value per share	184.06	136.29
Book value per share, excluding accumulated other comprehensive income (AOCI)*	132.02	123.37
Total assets	75,773,985	62,972,642

*	See ‘Use of Non-GAAP Financial Measures’ below

In the third quarter, consolidated net premiums totaled $2.8 billion, up 10% from last year’s third quarter of $2.6 billion, with adverse net foreign currency effects of $34.9 million. Excluding spread-based businesses and the value of associated derivatives, investment income increased 13% versus a year ago, reflecting asset growth of 7% and higher variable investment income. The average investment yield, excluding spread business, was up 26 basis points from the third quarter of 2018 to 4.83% primarily due to higher variable investment income.

The effective tax rate this quarter was 24.3% on pre-tax income. The effective tax rate was 23.5% on pre-tax adjusted operating income for the quarter, at the higher end of the expected range of 21% to 24%.

Anna Manning, President and Chief Executive Officer, commented, “This was a very good quarter for us in many respects, as bottom-line results, premium growth and capital deployment were all strong. We continue to benefit from earnings diversity that comes from our global operating platform. Outstanding
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performances by several of our key businesses helped us to deliver strong bottom-line results in spite of earnings variability by segment and ongoing macroeconomic headwinds including lower interest rates and a strong U.S. dollar.

“Highlights for the quarter included strong results in EMEA, Canada and U.S. Asset-Intensive, and the U.S. Group business performed above expectations. Investment results were very good, as alternative investments produced strong returns. These areas of strength more than offset a loss in Australia and unfavorable U.S. Individual Mortality experience.

“We had another successful quarter with $150 million of capital deployed into in-force and other transactions, bringing the year-to-date total to $385 million. We also repurchased $30 million of common shares during the quarter for a year-to-date total of $80 million. We ended the quarter with an excess capital position of approximately $1.0 billion.

“Looking forward, we remain optimistic about the future and our business prospects, as RGA is well positioned in its markets, and we have a proven strategy. Ours is a long-term business and can be best judged by results over longer periods of time. We point to a long track record of successful execution and strong financial results, and we expect to continue to deliver attractive financial returns into the future.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax income of $112.5 million, compared with $116.3 million in the third quarter of 2018. Pre-tax adjusted operating income totaled $122.1 million, compared with $116.4 million the year before, benefiting from favorable experience in the Group business and strong variable investment income, in part offset by unfavorable individual mortality experience. The year-ago period reflected favorable mortality experience and above-average variable investment income.

Traditional net premiums were up 3% from last year’s third quarter to $1,404.2 million.

Financial Solutions

The Asset-Intensive business reported pre-tax income of $99.7 million compared with $65.5 million last year. Third quarter pre-tax adjusted operating income increased to $65.6 million, up from $63.8 million a year ago, attributable to new business and favorable longevity experience on a block of payout annuities.

The Financial Reinsurance business reported pre-tax income and pre-tax adjusted operating income of $19.2 million, down modestly from $21.6 million the year before.

Canada

Traditional

The Canada Traditional segment reported pre-tax income of $43.7 million, compared with $21.1 million
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the year before. Pre-tax adjusted operating income more than doubled to $44.3 million from $20.0 million a year ago, reflecting continued favorable individual mortality experience. The prior-year quarter reflected unfavorable individual mortality experience. Foreign currency exchange rates had an adverse effect of $0.5 million on pre-tax income and pre-tax adjusted operating income.

Reported net premiums totaled $270.8 million for the quarter, up 11% over the year-ago period, primarily due to in-force transactions entered into in 2018. Net foreign currency fluctuations had an adverse effect of $2.9 million on net premiums.

Financial Solutions

The Canada Financial Solutions business segment, which consists of longevity and fee-based transactions, reported third quarter pre-tax income and pre-tax adjusted operating income of $3.1 million, compared with $1.6 million a year ago. The current period reflected favorable longevity experience. Net foreign currency fluctuations had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax income of $25.3 million compared with $18.4 million in last year’s third quarter. Pre-tax adjusted operating income totaled $25.5 million, compared with $18.4 million, attributable primarily to favorable underwriting experience overall, while the year-ago period reflected modestly favorable underwriting results. Net foreign currency fluctuations adversely affected pre-tax income and pre-tax adjusted operating income by $1.2 million for the quarter.

Reported net premiums increased 6% to $359.4 million in the third quarter. Foreign currency exchange rates adversely affected net premiums by $17.1 million.

Financial Solutions

The EMEA Financial Solutions business segment, which consists of longevity, asset-intensive and fee-based transactions, reported third quarter pre-tax income of $61.2 million, compared with $56.2 million in the year-ago period. Pre-tax adjusted operating income totaled $59.0 million, compared with $56.4 million the year before. Both periods were above expectations, reflecting favorable experience in both asset-intensive and longevity business. Net foreign currency fluctuations adversely affected pre-tax income by $3.4 million and pre-tax adjusted operating income by $3.3 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment’s pre-tax income and pre-tax adjusted operating income totaled
$21.5 million, compared with $62.0 million in the prior-year period. The current-period results reflected a larger loss than experienced in recent quarters in Australia and modestly unfavorable results in Asia. The year-ago period reflected favorable experience in Asia, which was slightly offset by a loss in Australia. Net foreign currency fluctuations had a favorable effect of $3.1 million on pre-tax income and pre-tax adjusted operating income. -more-

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Reported net premiums increased 19% to $655.9 million, reflecting growth on new and existing treaties in Asia, partially offset by a reduction in Australia. Foreign currency exchange rates had an adverse effect of $11.9 million on net premiums.

Financial Solutions

The Asia Pacific Financial Solutions business segment, which consists of asset-intensive and fee-based transactions, reported third quarter pre-tax income of $1.9 million, compared with $0.2 million in the prior-year period. Pre-tax adjusted operating income totaled $4.6 million, compared with $1.3 million the year before, attributable to new business in Asia. Net foreign currency fluctuations had a favorable effect of $0.4 million on pre-tax income and $0.1 million on pre-tax adjusted operating income.

Reported net premiums increased significantly to $30.0 million, attributable to new treaties added in this year. Foreign currency exchange rates had a favorable effect of $0.8 million on net premiums.

Corporate and Other

The Corporate and Other segment’s pre-tax losses totaled $41.0 million, compared with pre-tax losses of $40.3 million the year before. Pre-tax adjusted operating losses totaled $29.9 million, compared with year-ago pre-tax adjusted operating losses of $18.1 million. The current-period loss was higher than the average expected run rate due primarily to costs related to higher incentive based compensation accruals, strategic initiatives and service businesses. The prior-year period benefited from higher variable investment income.

Dividend Declaration

The board of directors declared a regular quarterly dividend of $0.70, payable December 3 to shareholders of record as of November 12.

Earnings Conference Call

A conference call to discuss third quarter results will begin at 11 a.m. Eastern Time on Thursday, October 31. Interested parties may access the call by dialing 800-281-7973 (domestic) or 323-794-2093 (international). The access code is 6756225. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
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tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.4 trillion of life reinsurance in force and assets of $75.8 billion as of September 30, 2019. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance
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and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, (28) the effects of the Tax Cuts and Jobs Act of 2017 may be different than expected and (29) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even
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though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2018 Annual Report.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in thousands, except per share data)

(Unaudited)	Three Months Ended September 30,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$262,765	$4.12	$301,199	$4.68
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(61,098)	(0.95)	41,548	0.65
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(120)	—	485	0.01
Embedded derivatives:
Included in investment related gains/losses, net	26,643	0.42	(23,741)	(0.37)
Included in interest credited	28,348	0.44	(1,266)	(0.02)
DAC offset, net	(10,257)	(0.16)	(86)	—
Investment (income) loss on unit-linked variable annuities	(9,414)	(0.15)	(1,898)	(0.03)
Interest credited on unit-linked variable annuities	9,414	0.15	1,898	0.03
Interest expense on uncertain tax positions	6,650	0.10	—	—
Non-investment derivatives	91	—	(437)	(0.01)
Uncertain tax positions and other tax related items	3,269	0.05	(58,285)	(0.91)
Adjusted operating income	$256,291	$4.02	$259,417	$4.03

(Unaudited)	Nine Months Ended September 30,
	2019		2018
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income	$634,970	$9.93	$605,803	$9.30
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(68,148)	(1.07)	95,445	1.47
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	4,076	0.06	(1,733)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	24,046	0.38	(65,236)	(1.00)
Included in interest credited	44,193	0.69	(23,384)	(0.36)
DAC offset, net	(22,573)	(0.35)	18,146	0.28
Investment (income) loss on unit-linked variable annuities	(20,965)	(0.33)	(3,063)	(0.05)
Interest credited on unit-linked variable annuities	20,965	0.33	3,063	0.05
Interest expense on uncertain tax positions	10,915	0.17	—	—
Non-investment derivatives	440	0.01	—	—
Uncertain tax positions and other tax related items	6,373	0.10	(61,824)	(0.95)
Adjusted operating income	$634,292	$9.92	$567,217	$8.71
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2019
	Pre-tax Income	Income Taxes	Effective Tax Rate
GAAP income	$347,090	$84,325	24.3%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(77,106)	(16,008)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(152)	(32)
Embedded derivatives:
Included in investment related gains/losses, net	33,725	7,082
Included in interest credited	35,883	7,535
DAC offset, net	(12,983)	(2,726)
Investment (income) loss on unit-linked variable annuities	(11,916)	(2,502)
Interest credited on unit-linked variable annuities	11,916	2,502
Interest expense on uncertain tax positions	8,418	1,768
Non-investment derivatives	115	24
Uncertain tax positions and other tax related items	—	(3,269)
Adjusted operating income	$334,990	$78,699	23.5%
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Income before income taxes	$347,090	$322,661	$823,731	$707,874
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	(77,106)	52,455	(86,042)	121,319
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(152)	614	5,160	(2,194)
Embedded derivatives:
Included in investment related gains/losses, net	33,725	(30,052)	30,438	(82,577)
Included in interest credited	35,883	(1,602)	55,940	(29,600)
DAC offset, net	(12,983)	(110)	(28,573)	22,969
Investment (income) loss on unit-linked variable annuities	(11,916)	(2,402)	(26,538)	(3,877)
Interest credited on unit-linked variable annuities	11,916	2,402	26,538	3,877
Interest expense on uncertain tax positions	8,418	—	13,817	—
Non-investment derivatives	115	(553)	557	—
Pre-tax adjusted operating income	$334,990	$343,413	$815,028	$737,791

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$112,542	$(65)		$9,652		$122,129
Financial Solutions:
Asset-Intensive	99,661	(104,292)	(1)	70,215	(2)	65,584
Financial Reinsurance	19,215	—		—		19,215
Total U.S. and Latin America	231,418	(104,357)		79,867		206,928
Canada Traditional	43,684	614		—		44,298
Canada Financial Solutions	3,108	—		—		3,108
Total Canada	46,792	614		—		47,406
EMEA Traditional	25,342	179		—		25,521
EMEA Financial Solutions	61,246	(2,276)		—		58,970
Total EMEA	86,588	(2,097)		—		84,491
Asia Pacific Traditional	21,453	—		—		21,453
Asia Pacific Financial Solutions	1,886	2,734		—		4,620
Total Asia Pacific	23,339	2,734		—		26,073
Corporate and Other	(41,047)	11,139		—		(29,908)
Consolidated	$347,090	$(91,967)		$79,867		$334,990

(1)	Asset-Intensive is net of $(23,242) DAC offset.

(2)	Asset-Intensive is net of $10,259 DAC offset.

(Unaudited)	Three Months Ended September 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$116,328	$90		$(57)		$116,361
Financial Solutions:
Asset-Intensive	65,490	11,080	(1)	(12,788)	(2)	63,782
Financial Reinsurance	21,583	—		—		21,583
Total U.S. and Latin America	203,401	11,170		(12,845)		201,726
Canada Traditional	21,149	(1,197)		—		19,952
Canada Financial Solutions	1,646	—		—		1,646
Total Canada	22,795	(1,197)		—		21,598
EMEA Traditional	18,370	—		—		18,370
EMEA Financial Solutions	56,205	226		—		56,431
Total EMEA	74,575	226		—		74,801
Asia Pacific Traditional	62,007	(1)		—		62,006
Asia Pacific Financial Solutions	206	1,133		—		1,339
Total Asia Pacific	62,213	1,132		—		63,345
Corporate and Other	(40,323)	22,266		—		(18,057)
Consolidated	$322,661	$33,597		$(12,845)		$343,413

(1)	Asset-Intensive is net of $(18,919) DAC offset.

(2)	Asset-Intensive is net of $18,809 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in thousands)

(Unaudited)	Nine Months Ended September 30, 2019
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$179,371	$(112)		$20,121		$199,380
Financial Solutions:
Asset-Intensive	237,313	(139,997)	(1)	97,272	(2)	194,588
Financial Reinsurance	56,858	—		—		56,858
Total U.S. and Latin America	473,542	(140,109)		117,393		450,826
Canada Traditional	140,222	(6,137)		—		134,085
Canada Financial Solutions	8,269	—		—		8,269
Total Canada	148,491	(6,137)		—		142,354
EMEA Traditional	56,887	—		—		56,887
EMEA Financial Solutions	151,437	(8,108)		—		143,329
Total EMEA	208,324	(8,108)		—		200,216
Asia Pacific Traditional	92,852	(3)		—		92,849
Asia Pacific Financial Solutions	9,887	1,507		—		11,394
Total Asia Pacific	102,739	1,504		—		104,243
Corporate and Other	(109,365)	26,754		—		(82,611)
Consolidated	$823,731	$(126,096)		$117,393		$815,028

(1)	Asset-Intensive is net of $(59,588) DAC offset.

(2)	Asset-Intensive is net of $31,015 DAC offset.

(Unaudited)	Nine Months Ended September 30, 2018
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$191,198	$141		$(5,516)		$185,823
Financial Solutions:
Asset-Intensive	173,592	65,259	(1)	(75,668)	(2)	163,183
Financial Reinsurance	63,290	—		—		63,290
Total U.S. and Latin America	428,080	65,400		(81,184)		412,296
Canada Traditional	66,661	1,010		—		67,671
Canada Financial Solutions	8,381	—		—		8,381
Total Canada	75,042	1,010		—		76,052
EMEA Traditional	40,259	(9)		—		40,250
EMEA Financial Solutions	160,738	(8,921)		—		151,817
Total EMEA	200,997	(8,930)		—		192,067
Asia Pacific Traditional	143,756	(6)		—		143,750
Asia Pacific Financial Solutions	8,365	(2,884)		—		5,481
Total Asia Pacific	152,121	(2,890)		—		149,231
Corporate and Other	(148,366)	56,511		—		(91,855)
Consolidated	$707,874	$111,101		$(81,184)		$737,791

(1)	Asset-Intensive is net of $(8,024) DAC offset.

(2)	Asset-Intensive is net of $30,993 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Earnings per share from net income:
Basic earnings per share	$4.19	$4.76	$10.13	$9.47
Diluted earnings per share	$4.12	$4.68	$9.93	$9.30

Diluted earnings per share from adjusted operating income	$4.02	$4.03	$9.92	$8.71
Weighted average number of common and common equivalent shares outstanding	63,789	64,296	63,919	65,130

(Unaudited)	At September 30,
	2019	2018
Treasury shares	16,529	16,187
Common shares outstanding	62,609	62,951
Book value per share outstanding	$184.06	$136.29
Book value per share outstanding, before impact of AOCI	$132.02	$123.37

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At September 30,
	2019	2018
Book value per share outstanding	$184.06	$136.29
Less effect of AOCI:
Accumulated currency translation adjustments	(2.51)	(1.90)
Unrealized appreciation of securities	55.46	15.61
Pension and postretirement benefits	(0.91)	(0.79)
Book value per share outstanding, before impact of AOCI	$132.02	$123.37

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Add Twelve

Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in thousands)

(Unaudited)
Trailing Twelve Months Ended September 30, 2019:	Average Equity
Stockholders' average equity	$9,786,546
Less effect of AOCI:
Accumulated currency translation adjustments	(143,038)
Unrealized appreciation of securities	2,018,265
Pension and postretirement benefits	(52,028)
Stockholders' average equity, excluding AOCI	$7,963,347

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in thousands)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended September 30, 2019:	Income
Net Income	$745,009	7.6%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(27,834)
Change in fair value of embedded derivatives	165,291
Deferred acquisition cost offset, net	(32,447)
Statutory tax rate changes and subsequent effects	6,024
Adjusted operating income	$856,043	10.7%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Net premiums	$2,809,641	$2,562,042	$8,311,240	$7,739,053
Investment income, net of related expenses	678,805	572,742	1,842,760	1,617,132
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	(8,539)	(10,705)	(17,992)	(14,055)
Other investment related gains (losses), net	57,323	(9,312)	87,036	(17,004)
Total investment related gains (losses), net	48,784	(20,017)	69,044	(31,059)
Other revenue	90,335	112,764	291,960	272,020
Total revenues	3,627,565	3,227,531	10,515,004	9,597,146
Benefits and expenses:
Claims and other policy benefits	2,469,981	2,209,920	7,493,516	6,851,614
Interest credited	226,262	143,292	517,293	333,068
Policy acquisition costs and other insurance expenses	321,855	310,639	894,081	987,817
Other operating expenses	209,348	200,262	634,330	586,495
Interest expense	45,927	33,290	129,383	107,769
Collateral finance and securitization expense	7,102	7,467	22,670	22,509
Total benefits and expenses	3,280,475	2,904,870	9,691,273	8,889,272
Income before income taxes	347,090	322,661	823,731	707,874
Provision for income taxes	84,325	21,462	188,761	102,071
Net income	$262,765	$301,199	$634,970	$605,803
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